UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2005

The Reynolds and Reynolds Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Reynolds Way, Dayton, Ohio		45430
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-485-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The informaiton set forth below in Item 5.02 is hereby incorporated by reference into this Item 1.01.

On August 9, 2005, at the Company's quarterly Board of Directors meeting, the Company increased the value of the equity component of the non-executive directors' compensation by increasing the grant of the annual award of the Company's Class A Common Shares from $25,000 to $80,000. The annual cash retainer for the Audit Committee Chair was also increased from $7,500 to $10,000 and the Audit Committee members (other than the Chair) were granted an annual retainer of $5,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced, Gregory T. Geswein will join the The Reynolds and Reynolds Company as Chief Financial Officer beginning August 23, 2005.

Mr. Geswein will receive a base salary of $400,000 per year, which amount will be reviewed by the Compensation Committee of the Board of Directors annually. He will be eligible for an annual bonus based upon certain corporate and personal performance objectives, with a target of 65% of his base salary and a maximum bonus of 130% of his salary. For the fiscal years 2005 and 2006, Mr. Geswein is guaranteed bonuses totaling $260,000, $60,000 of which will be paid in 2005 and $200,000 in 2006. He will also receive a signing bonus of $100,000, which must be repaid to the company if Mr. Geswein voluntarily terminates employment within twelve (12) months of his start date. Mr. Geswein will receive options to purchase, at fair market value, 150,000 shares of Class A common stock of the company with a vesting schedule of 33.3% per year and a restricted stock award of 25,000 shares, of which 12,500 are time-based and vest three years from the effective date of hire and 12,500 of which are based on the revenue growth performance of the company against the Standard & Poor's Mid-cap 400 over a three year period. Mr. Geswein will also be entitled to a severance benefit of 2 years base salary (12 months of base salary if termination is during second year of employment) and 100% of his targeted bonus if he is involuntarily terminated without cause during his first year of employement. After two years of service, the benefit will be 12 months of base salary plus a prorated bonus. He will also be eligible to participate in a supplemental executive retirement plan pursuant to which he will receive an annual retirement benefit equal to 4% of his average annual compensation for each year of service. Included in this benefit is a guarantee of a minimum annual benefit from all retirement plans of $170,000 after 5 years of service and $350,000 after 10 years of service. Mr. Geswein will also participate in the company's customary healthcare and other insurance and benefit plans.

The company will also enter into a change in control agreement with Mr. Geswein on August 23, 2005, substantially in the form filed with the SEC on October 6, 2004 under Item 1.01 of the company's Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company

August 11, 2005	By:	Douglas M. Ventura

Name: Douglas M. Ventura
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	New CFO - Greg Geswein